Exhibit 24(b)(11)




INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 33-58383 of Oppenheimer International Bond Fund of our report dated October 20, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.


/s/ Deloitte & Touche
--------------------------
DELOITTE & TOUCHE LLP

Denver, Colorado
November 29, 1995